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                                                                    EXHIBIT 99.1



     FOR MORE INFORMATION CONTACT:
     Investor Contact:
     Christine Munson
     Chief Financial Officer
     Gadzoox Networks, Inc.
     408.361.6191
     investor-relations@gadzoox.com

     Press Contact:
     Dominique Pheiffer
     Corporate Communications Manager
     Gadzoox Networks, Inc.
     408.361.6143
     dominique@gadzoox.com



                   GADZOOX NETWORKS ANNOUNCES EXPECTATIONS FOR
                             FIRST QUARTER REVENUES



     SAN JOSE, CA - June 19, 2000 - Gadzoox Networks, Inc. (NASDAQ: ZOOX), a leading provider of SAN (storage area network) products, today announced that it anticipates lower than expected revenues for its first fiscal quarter ending June 30, 2000. The company believes that revenues for the quarter may be as much as 1/3 below revenues for the prior quarter. For the next two quarters, while revenues are expected to grow, they are likely to lag current expectations. This shortfall is primarily the result of lower than expected movement of inventory through the distribution channel to end customers.

     The company has taken several actions to improve sell-through at the end-user level and expects that these actions will increase end-user demand in the coming months. It has recently increased the size of the sales force and realigned it to more directly support the reseller channel. It is now proceeding with several additional actions to build the infrastructure needed to support reseller sales to end-users. These actions include expanding its training and customer service capability and implementing new reseller and distributor programs.

     Gadzoox believes that its long-term outlook remains positive. The Company recently announced its break-through networked storage pooling product, Axxess, and its Fibre Channel to SCSI router product, Geminix. Gadzoox believes that with its product roadmap and technology, it will continue to be a strong leader in the storage area networking market.

     The Company will be broadcasting a conference call on June 20, 2000 at 5:30AM PST, to access the conference call dial 800.937.6563.

     GADZOOX NETWORKS OFFERS BROAD LINE OF SAN PRODUCTS

     Gadzoox, a leader in the SAN market, offers a broad range of advanced products including the performance record-setting1 Capellix(TM) 3000 (modular SAN switch), Capellix(TM) 2000 (stackable SAN


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switch), Geminix(TM) family of routers, Ventana(TM) and SANtools(TM) (SAN
Management software application), and Gibraltar(TM) (managed Fibre Channel hub), and Bitstrip(TM) (gigabit Fibre Channel hub).

     ABOUT GADZOOX NETWORKS, INC.

     Gadzoox Networks, Inc. (NASDAQ: ZOOX) is a leader in SAN (storage area network) products. The Company provides networking solutions for enterprise storage with scalable, managed SAN solutions based on Gadzoox' Fibre Channel hubs, routers, switches and management products. Serving as modular building blocks, Gadzoox' products are designed to address the growth in enterprise data through the evolving capabilities of SANs. According to the most recent report from market research firm IDC dated February 2000, Gadzoox holds the largest installed base of combined switch and managed hub port shipments from 1997 through 19992. Gadzoox is an ISO 9001 certified Company. Gadzoox corporate headquarters is located at: 5850 Hellyer Avenue, San Jose, CA 95138. For more information, visit the company's Web site at www.gadzoox.com or call 888.423.3222.

     The foregoing statements regarding anticipated results for the June quarter are preliminary and forward-looking. Actual results could differ materially, based, among other things, on the actual order and shipment rate during the remainder of this month and on any accounting adjustments made during the quarterly close. The foregoing statements regarding end-user demand and long-term outlook are also forward-looking. Actual results may differ materially and depend on a number of factors, including: market acceptance of the Company's new products, the rate of development of the Company's channel distribution strategy, growth rates of the market segment within which the Company participates, the Company's dependence on a limited number of products, a significant portion of which are sold to a limited number of partners, and competition in the Company's industry and the timing of new technology and product introductions. For additional information on these and other risk factors, please see the Company's most recent quarterly report on Form 10-Q.


Note to editor:


     (1) Record setting results based on configurations tested by TPC-C through December 1999, for more information see: www.tpc.org.

     (2) For more information on IDC's market research information please reference report 21806.


          Gadzoox and the Gadzoox logo are registered trademarks of Gadzoox Networks, Inc. Capellix, Gibraltar, Ventana, Reflex and SANtools are trademarks of Gadzoox Networks, Inc. All other trademarks are property of their respective owners.


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